UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2010

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200 San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 2, 2010, we issued a press release to announce that the U.S. Food and Drug Administration, or FDA, granted marketing approval for OFIRMEV™ (acetaminophen) injection. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information under Items 7.01 and 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference to Items 7.01 and 9.01 in such filing to this Current Report on Form 8-K.

Item 8.01	Other Events

On November 2, 2010, the U.S. Food and Drug Administration, or FDA, granted marketing approval for OFIRMEV™ (acetaminophen) injection, the first and only intravenous, or IV, formulation of acetaminophen to be approved in the United States. OFIRMEV is indicated for the management of mild to moderate pain, the management of moderate to severe pain with adjunctive opioid analgesics, and the reduction of fever. As required under its existing license agreement for OFIRMEV, Cadence will make a milestone payment of $15 million as a result of the U.S. approval of the product.

The company expects to commence commercial sales of OFIRMEV early in the first quarter of 2011. In accordance with a Pediatric Research Equity Act requirement included in the New Drug Application approval for OFIRMEV, Cadence plans to conduct a post-marketing efficacy study of OFIRMEV in infants and neonates commencing in 2011.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the timing of the planned commercial launch of OFIRMEV and the timing of a post-marketing efficacy study of OFIRMEV in infants and neonates. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in the company’s business, including, without limitation: our dependence on the successful commercialization of OFIRMEV, our only product; the potential that we will require substantial additional funding in order to effectively commercialize OFIRMEV, and the risk that we may not be able to raise sufficient capital when needed, or at all; the risk that delays in commercially launching OFIRMEV will enable competitors to further entrench their existing products or develop and bring new products to market before OFIRMEV; our ability to ensure an adequate and continued supply of OFIRMEV to successfully launch commercial sales or meet anticipated market demand; our ability to comply with the terms of our loan agreement, and draw down additional amounts under our loan agreement; the potential for an event of default under our loan agreement, and the corresponding risk of acceleration of repayment and potential foreclosure on the assets pledged to secure the line of credit; the impact of healthcare reform legislation; and other risks detailed in Cadence’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/S/ WILLIAM R. LARUE
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: November 2, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 2, 2010.